EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

i

SECTION 3. TRANSFER ON THE BOOKS	7
SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES	7

ARTICLE VI. GENERAL PROVISIONS	8

SECTION 1. CONVEYANCE OF REAL ESTATE OWNED	8
SECTION 2. EXECUTION OF DOCUMENTS	8

ARTICLE VII. AMENDMENTS	8

SECTION 1. AMENDMENT OF BYLAWS	8

ii

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

ARTICLE I. SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. An annual meeting of the shareholders will be held in the State of Oregon within one hundred twenty (120) days after the close of the fiscal year of the corporation. At the annual meeting, the shareholders will elect a Board of Directors and transact any other business that may legally come before the meeting.

SECTION 2. ADJOURNED MEETINGS. If for any cause an election of directors is not held at the annual meeting provided for in Section 1, such meeting may be adjourned to a future date not to exceed thirty (30) days from the date of the annual meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, by a majority of the Board of Directors, or by not less than three (3) shareholders holding in the aggregate not less than one-third (1/3) of the outstanding capital stock of the corporation. The record date for determining shareholders entitled to entitled to demand a special meeting is the date the first shareholder signs a demand. The Board of Directors will have the authority to designate the time and place of such a meeting. However, any such meeting will be held not later than forty-five (45) days after the call for the meeting. No business other than that stated in the notice of the meeting will be transacted at any special meeting, unless all shareholders are present either in person or by proxy, and not less two-thirds (2/3) of all shareholders consent.

SECTION 4. PLACE OF MEETINGS. Meetings of the shareholders will be held at the principal office of the corporation or any other place in the State of Oregon designated by the Board of Directors.

SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors or the persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice will be deemed to be given when deposited in the United States mail, with postage prepaid, addressed to the shareholder at that shareholder’s address as it appears on the stock transfer books of the corporation.

SECTION 6. QUORUM.

a. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at any shareholders’ meeting. If a person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened, the shares held by that person or represented by a proxy given to that person will not be included for purposes of determining whether a quorum is present. The persons present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum.

b. In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time until a quorum will attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

SECTION 7. SHAREHOLDERS OF RECORD. The persons entitled to receive notice of and to vote at any shareholders’ meeting or any adjournment thereof will be those persons designated as shareholders in the stock transfer books of the corporation on the date of mailing of the notice of the meeting or on such other date as determined in advance by the Board of Directors, which date will be not more than fifty (50) nor less than ten (10) days before the meeting. Such a determination of shareholders entitled to vote at any meeting of shareholders will apply to any adjournment thereof.

SECTION 8. VOTING OF SHARES.

a. Each shareholder will be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders for each share of voting stock standing in the name of the shareholder on the stock transfer books of the corporation.

b. Shares held in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

c. Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by that person, either in person or by proxy, without a transfer of such shares into the name of that person. Shares held in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee will be entitled to vote shares held by that trustee without a transfer of such shares into the name of the trustee.

d. Shares standing in the name of a receiver may be voted by such receiver, and shares, held by or under the control of a receiver may be voted by such receiver without the transfer thereof into that receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

e. A shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

f. Redeemable shares will not be entitled to vote on or after the date on which notice of redemption is mailed to the holders of redeemable shares and a sum sufficient to redeem such shares has been deposited with a corporation, trust company or other financial institution with irrevocable instructions and authority to pay the redemption price to the holder, upon surrender of the shares.

g. Shares of its own stock held by the corporation in a fiduciary capacity, or shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, will not be voted at any meeting or included in determining the total number of outstanding shares at any given time, unless under the terms of the trust in which such shares are held the manner in which such shares will be voted may be determined by the trustee, by a donor or beneficiary of the trust or by some other person named in the trust and unless such shares are actually voted in the manner determined or directed by the trustee, donor, beneficiary or other person so authorized.

SECTION 9. PROXIES. A shareholder may vote in person or by proxy executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder. No proxy will be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. All proxies will be filed with the Secretary of the corporation within five (5) days from the date it is signed and in no event less than one (1) full business day prior to the shareholders meeting at which the proxy is to be voted.

ARTICLE II. DIRECTORS

SECTION 1. NUMBER. The business and affairs of the corporation will be managed and controlled by a board of nine (9) directors. Each director will hold office in staggered terms as set forth in the Articles of Incorporation, and until that director’s successor has been elected and qualified, or until that director’s death or until that director resigns or is removed in accordance with the provisions of these bylaws. At least one-half (1/2) of the directors, at the time of their election and during their continuance in office, will be citizens of the United States and residents of the State of Oregon.

SECTION 2. ORGANIZATION. Within one (1) week from the time of their election, the directors will meet for the purpose of organization and election of a Chairman of the Board and executive officers hereinafter specified, and to conduct such other business as may come before the meeting. No director may transact any business whatsoever prior to qualifying and taking the oath of office as required by law. The Chairman of the Board will preside at all meetings of the Board of Directors and will perform such other duties as the Board of Directors may, from time to time, prescribe.

SECTION 3. MEETINGS. The Board of Directors will meet on a regular basis. Each director will be charged with notice of the time and place of such regular meetings unless the time and place of such meeting is changed at a meeting in which the directors are not all present. In such case, any absent director will be entitled to the notice provided for special meetings under Section 4 of this Article. A director who is absent from a meeting of the Board of Directors may record his approval or disapproval of actions taken at that meeting by so indicating on the minutes of that meeting, and affixing his signature thereto.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held from time to time upon the call of the Chairman of the Board, President, Vice President, Secretary, or upon the call of not less than one-half (1/2) of the duly elected, qualified and acting directors. Notice of such meeting will be given by the person or persons calling the meeting by mail not later than two (2) days before the time for such meeting or in person, or by telephone no later than twenty-four (24) hours before the time fixed for such meeting. The presence or consent of any director will constitute a waiver of the notice of such meeting.

SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors will be at the registered office of the corporation or any other place designated by the Board of Directors. Meetings of the Board of Directors may he held by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other. Participation in a meeting pursuant to the provisions of the preceding sentence will constitute presence in person at the meeting.

SECTION 6. WAIVER OF NOTICE. Attendance of a director at a meeting will constitute a waiver of notice of that meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 7. QUORUM. A quorum of the Board of Directors will consist of a majority of the members of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors.

SECTION 8. INVESTMENTS. The funds of the corporation will be invested pursuant to law and in such manner and upon such security as the Board of Directors may determine.

SECTION 9. DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS

a. Chair, whenever present, all Board Meetings.

b. Chair, whenever present, all Executive Committee Meetings.

c. Appoint Board members to serve on any existing committees each year. Member appointed to these committees will designate a Chairperson.

d. Assign projects with specific corporation policy objectives to committees. Completed committee assignments will be presented at a regularly scheduled Board meeting for deliberation and resolution. Whenever possible the recommendation of the committees will submit their work to the Chairman and the Chief Executive Officer five days prior to the time it is to presented for the Board to hear.

e. Represent the Board during discussions with the Chief Executive Officer, other than committee or Board meetings. The Chairman will report to the Board at the next scheduled meeting a recap and review of matters discussed.

SECTION 10. OTHER DUTIES OF DIRECTORS. The Board of Directors will have the power to establish rules and regulation and fix the hours for the transaction of business, prescribe the form of books or accounts to be used, and the general or particular manner in which the business and affairs of the corporation will be conducted.

SECTION 11. RETIREMENT OF DIRECTORS. No person who has attained the age of sixty-five (65) will be eligible for election as a director. The Board of Directors may permit a person who served as a director during previous year to be nominated and elected to serve as a director for additional one (1) year periods, regardless of the age restriction stated herein.

SECTION 12. VACANCIES. A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director. Vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, at a meeting of the Board of Directors after the vacancy occurs. Each director so elected and approved will hold office for the balance of the unexpired term of such director’s predecessor and until such director’s qualified successor is elected and accepts office.

SECTION 13. COMPENSATION. By resolution of the Board of Directors, the directors may be paid attendance fees and their expenses, if any, of attendance at each meeting of the Board of Directors.

SECTION 14. ELECTION OF DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder of the capital stock of the corporation entitled to vote for the election of the directors. Nominations will be made in writing and be delivered or mailed to the President of the corporation not less than ten (10) nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days notice is given to shareholders, such nomination will be mailed or delivered to the President of the Bank no later than the close of business on the seventh (7th) day following the day on which the notice of meeting, was mailed. Such notification will contain the following information to the extent known by the nominating shareholder:

a. The name and address of each proposed nominee;

b. The principal occupation of each proposed nominee;

c. The total number of shares of capital stock of the corporation that would be voted for each proposed nominee;

d. The name and address of the nominating shareholder;

e. The number of shares of capital stock of the corporation owned by the nominating shareholder.

Nominations not made in accordance herewith will be disregarded by the Chairman of the meeting and upon his/her instruction the vote tellers will disregard all votes cast for such nominee. If no nominations are filed by either the Board of Directors or shareholders, the persons presently serving as directors at the date of such election will automatically be placed in nomination.

ARTICLE III. OFFICERS

SECTION 1. DESIGNATION AND QUALIFICATION. The officers of the corporation will be a President, who will also be a director. One (1) or more vice presidents, a Secretary and all necessary officers who may, at any time, be elected by the Board of Directors. If there is more than one (1) vice president, one (1) vice president will be designated by the Board of Directors as the executive vice president.

SECTION 2. TERM. The President, Vice President and Secretary will hold office until the successor for that officer has been elected and qualified or until the officer’s death or until that officer resigns, or is removed in accordance with the provisions of these bylaws. Any vacancy occurring in any such office will be filled by the Board of Directors.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will thereby be served. Such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not, of itself, create contract rights.

SECTION 4. DUTIES OF THE PRESIDENT. It will be the duty of the President to preside at all meetings of the shareholders and to preside at all meetings of the directors in the absence of the Chairman of the Board. The President will be the chief executive officer of the corporation. The President will perform all such other duties as the Board of Directors may, from time to time, prescribe or as maybe required by law.

SECTION 5. DUTIES OF THE VICE PRESIDENT. The Executive Vice President will perform the duties of the President in the event of the absence of the President, his/her disqualification or inability to perform the duties of the office of President. The Executive Vice President will keep a complete record of the proceedings of all shareholders and directors meetings. The Executive Vice President will perform such other duties as the Board of Directors may, from time to time, prescribe or as required by law. Other vice presidents appointed by the Board of Directors will perform such duties as the Board of Directors may prescribe.

SECTION 6. DUTIES OF THE SECRETARY. The Secretary will have the custody of the corporate seal, if in existence, and will attest the signature of the corporation and affix the seal when required to do so in the usual course of business and pursuant to law. The Secretary will be in charge of all corporation operations and will be the custodian of all securities, monies, property and other assets and all paper owned by the corporation or under its charge. The Secretary will perform such other duties as the Board of Directors may, from time to time, prescribe or as may be required by law.

SECTION 7. RESPONSIBILITY OF OFFICERS AND EMPLOYEES. Each officer and employee will be responsible for all funds and property of every description which may be entrusted to his/her care or placed in his/her charge or under his/her control or which may otherwise come into his/her possession.

SECTION 8. OFFICIAL BONDS. Satisfactory bonds for the faithful performance of duties may be required for all officers and employees. Such bonds will be approved by the Board of Directors.

ARTICLE IV. CORPORATE SEAL

SECTION 1. SEAL. If the Board of Directors elects to use a corporate seal for the corporation, such seal will be a circle, in the margin of which will appear the words “Pacific Continental Corporation, Eugene, Oregon”, and in the center the words “Corporate Seal.”

ARTICLE V. CERTIFICATES AND TRANSFER OF SHARES

SECTION 1. CERTIFICATES FOR SHARES. The shares of stock of the corporation will be represented by stock certificates. Each certificate will be signed by the President or Vice President and the Secretary of the corporation. Each certificate for shares will state upon its face all information required by law. Each stock certificate will state on its face that it is transferable only on the books of the corporation.

SECTION 2. STOCK TRANSFER BOOK. The corporation will keep a stock transfer book. Certificates of stock will be numbered consecutively and registered in the order in which they are issued. The stock transfer book will show the name, residence, the date of issuance and number of shares held by each shareholder. The stock transfer book will show all transfers of stock, stating the date when made, the number of shares transferred, and to whom transferred. All certificates returned to the corporation for transfer or sale will be voided by nullifying the corporate seal and attaching the cancelled certificate to the cancelled stub in the stock transfer book.

SECTION 3. TRANSFER ON THE BOOKS. The shares of stock of the corporation will be transferable and assignable only upon the books of the corporation. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation will issue a new certificate to the person entitled to that certificate, cancel the old certificate and record the transaction upon its stock transfer book.

SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event a certificate is lost, stolen or destroyed, the President or Cashier may, upon satisfactory proof of such loss, theft or destruction, and upon receipt of satisfactory indemnity from the shareholder, authorized the issuance of a new certificate.

ARTICLE VI. GENERAL PROVISIONS

SECTION 1. CONVEYANCE OF REAL ESTATE OWNED. All instruments for the purpose of transferring and conveying real estate owned by the corporation or any contract or agreement, will be executed in the name of the corporation under authority of a resolution by the Board of Directors, signed by the President or Vice President and Secretary.

SECTION 2. EXECUTION OF DOCUMENTS. All checks, drafts, vouchers or other obligations representing the current expenses and current business transactions of the corporation will be signed by the President, Vice President or Secretary or such officer of the corporation as the Board of Directors may by resolution determine.

ARTICLE VII. AMENDMENTS

SECTION 1. AMENDMENT OF BYLAWS. These bylaws may be altered, amended or repealed by a majority vote of the Board of Directors at any regular meeting of the Board of Directors or any special meeting called for that purpose.

These bylaws were adopted by a resolution of the Board of Directors effective December 9, 1998, and amended by resolution of the Board of Directors on February 9, 1999.

DATED the 9th day of February 1999.

/S/ HAL BROWN
Hal Brown, Corporate Secretary

FIRST AMENDMENT

TO THE

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

Effective as of February 9, 1999, the Board of Directors of the Company amended the first sentence of ARTICLE II, SECTION 1 of the Company’s Bylaws to read as follows:

“The business and affairs of the corporation will be managed and controlled by a board of none (9) directors.”

The undersigned, the corporate secretary for the Company, certifies that the above amendment to the bylaws was approved by resolution of the Board of Directors on February 9, 1999

DATED the 9th day of February 1999.

/S/ HAL BROWN
Hal Brown, Corporate Secretary

SECOND AMENDMENT

TO THE

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

On February 14, 2002, the Board of Directors of the Corporation adopted ARTICLE II, SECTION 1 to be effective February 14, 2002, and for incorporation in the Bylaws to read as follows:

SECTION 1. NUMBER. The business and affairs of the corporation will be managed and controlled by a board of ten (10) directors. Each director will hold office in staggered terms as set forth in the Articles of Incorporation, and until that director’s successor has been elected and qualified, or until that director’s death or until that director resigns or is removed in accordance with the provisions of these bylaws. At least one-half (1/2) of the directors, at the time of their election and during their continuance in office, will be citizens of the United States and residents of the State of Oregon.

The undersigned, the corporate secretary for the Corporation, certifies that the above amendment to the bylaws was approved by resolution of the Board of Directors on February 14, 2002

DATED the 15th day of February 2002.

/S/ HAL BROWN
Hal Brown, Corporate Secretary

THIRD AMENDMENT

TO THE

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

On February 14, 2002, the Board of Directors of the Corporation adopted ARTICLE II, SECTION 13 to be effective March 1, 2002, and for incorporation in the Bylaws to read as follows:

SECTION 13. COMPENSATION. By resolution of the Board of Directors, directors shall receive cash compensation as follows. Each director shall be paid a monthly fee for attending a regular monthly Board of Directors meeting of the Company or for attending a regular monthly Board of Directors meeting of the Company’s principal subsidiary, Pacific Continental Bank. Additionally, directors shall be paid a fee for attending the meetings of their assigned committees, or their assigned committees of Pacific Continental Bank, and all directors are paid for their attendance at the Asset and Liability Committee (“ALCO”), whether or not they are a designated member of the ALCO Committee. Directors are excused from attending one Board of Directors meeting annually without forfeiture of the meeting fee. Directors may occasionally attend the Board of Directors meetings, or the meetings of their assigned committees, telephonically, providing they have prepared for the meeting by accessing the Company’s private Extranet. All director fees are paid the first week of the month following the month in which the fees are earned. Qualified business expenses are reimbursable upon submission of a personal expense report and the attendant documentation.

COMPENSATION FOR MEETINGS

Chairman, $1,600 plus $100 for each scheduled committee meeting attended with no maximum.

Directors, $1,400 plus $100 for each scheduled committee meeting that the director is a member with no maximum.

DIRECTOR BONUS

Based on Pacific Continental Corporation’s consolidated financial results, directors are eligible to participate in a director performance bonus program. The performance bonus amount is determined by the table below and is based on the Company’s consolidated return on average equity (ROAE) for the previous fiscal year. The performance bonus is earned only in the event that the Company’s, and all of its subsidiaries, capital accounts are minimally managed to be considered “Well Capitalized” under the Prompt Corrective Action Provisions of the FDIC and other regulatory bodies.

	less than	over	over	over	over
Return on Average Equity	15%	15%	16%	17%	18%
Performance Bonus	$0	$3,000	$4,500	$7,000	$10,000

Only directors serving at year-end are eligible for the director performance bonus. Performance bonuses are proportionately adjusted to reflect partial service during the fiscal year with each month served contributing one-twelfth (1/12) of the amount otherwise shown in the table above. Performance bonuses are paid after the year-end by resolution of the Board of Directors.

Directors are expected to attend a minimum of 75% of the aggregate of (i) the total number of meetings of the Boards of Directors, and (ii) the total number of meetings held by all the committees on which they serve. Directors failing to meet the minimum attendance requirement will not be eligible for the director performance bonus.

The undersigned, the corporate secretary for the Corporation, certifies that the above amendment to the bylaws was approved by resolution of the Board of Directors on February 14, 2002

DATED the 15th day of February 2002.

/S/ HAL BROWN
Hal Brown, Corporate Secretary

FOURTH AMENDMENT

TO THE

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

On April 9, 2002, the Board of Directors of the Corporation adopted ARTICLE II, SECTION 1 to be effective April 24, 2002, and for incorporation in the Bylaws to read as follows:

SECTION 1. NUMBER. The business and affairs of the corporation will be managed and controlled by a board of nine (9) directors. Each director will hold office in staggered terms as set forth in the Articles of Incorporation, and until that director’s successor has been elected and qualified, or until that director’s death or until that director resigns or is removed in accordance with the provisions of these bylaws. At least one-half (1/2) of the directors, at the time of their election and during their continuance in office, will be citizens of the United States and residents of the State of Oregon.

The undersigned, the corporate secretary for the Corporation, certifies that the above amendment to the bylaws was approved by resolution of the Board of Directors on April 9, 2002

DATED the 10th day of April 2002.

/S/ HAL BROWN
Hal Brown, Corporate Secretary

FIFTH AMENDMENT

TO THE

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

On December 10, 2002, the Board of Directors of the Corporation adopted ARTICLE II, SECTION 11 to be effective immediately, and to be incorporated in the Bylaws to read as follows:

SECTION 11. RETIREMENT OF DIRECTORS. No person who has attained the age of seventy (70) shall be eligible for election as a director. Each director then serving that attains the age of seventy (70) shall resign from the office of director effective with the first Annual Meeting of Shareholders following their seventieth birthday.

The undersigned, the corporate secretary for the Corporation, certifies that the above amendment to the bylaws was approved by resolution of the Board of Directors on December 10, 2002

DATED the 12th day of December, 2002.

/S/ HAL BROWN
Hal Brown, Corporate Secretary

SIXTH AMENDMENT

TO THE

BYLAWS OF

PACIFIC CONTINENTAL CORPORATION

On February 11, 2003, the Board of Directors of the Bank amended ARTICLE II, SECTION 1 to be effective February 11, 2003, and for incorporation in the Bylaws to read as follows:

SECTION 1. NUMBER. The business and affairs of the corporation will be managed and controlled by a board of eight (8) to twelve (12) directors, the exact number to be established by the board of directors through board resolution Each director will hold office in staggered terms as set forth in the Articles of Incorporation, and until that director’s successor has been elected and qualified, or until that director’s death or until that director resigns or is removed in accordance with the provisions of these bylaws. At least one-half (1/2) of the directors, at the time of their election and during their continuance in office, will be citizens of the United States and residents of the State of Oregon.

The undersigned, the corporate secretary for the Bank, certifies that the above amendment to the bylaws was approved by resolution of the Board of Directors on February 11, 2003.

DATED the 20th day of February 2003.

/S/ HAL BROWN
Hal Brown, Corporate Secretary